Exhibit 99.1

Contact:    Scott Meyerhoff
                   Private Business, Inc.
                   678-728-4464

PBiz Agrees to Acquire Goldleaf Technologies

– Leading Provider of ACH and Remote Deposit Solutions Joins PBiz-

NASHVILLE, Tennessee (January 24, 2006) – Private Business, Inc. (NASDAQ:PBIZ), (“PBiz”), a provider of technology solutions for financial institutions, today announced it has signed a definitive agreement to acquire Brentwood, TN based Goldleaf Technologies, Inc., a market leader in web-based automated clearing house (“ACH”), website development and remote deposit solutions for financial institutions. Under the terms of the agreement, PBiz will acquire Goldleaf for $16.8 million in cash and $350,000 in stock, and the two companies expect to close the transaction on January 31, 2006.

Goldleaf’s ACH and remote deposit solutions are used by over 2,500 financial institutions, correspondents, and clearinghouse organizations throughout the United States and Latin America. These solutions offer the latest electronic transaction capabilities, including ACH check conversion (eChecks) and remote deposit check truncation, which can be installed locally or run from a secure service bureau. Goldleaf also specializes in custom website creation and secure hosting for financial institutions, and Goldleaf services have won national awards and recognition for function and form.

Lynn Boggs, CEO of PBiz stated: “Goldleaf Technologies is widely recognized in the financial services industry as being the market leader in both ACH and remote deposit offerings as evidenced by the number of customers and their strong name recognition. The advent of Check 21 and the continued electronification of transactions have resulted in ACH and Remote Deposit being two of the fastest growing products in the financial institutions marketplace.”

“This acquisition will be another step in our plan to provide a full product suite to banks and will give us the opportunity to continue to expand our footprint on a nationwide basis. We’re pleased to welcome the customers of Goldleaf to PBiz and will continue to provide the high level of service they have come to expect.”

Paul McCulloch, president and CEO of Goldleaf said: “PBiz and Goldleaf share a common vision for offering a full product suite to community institutions. Being part of a company that has the same dedication to providing superior products and outstanding customer service was a critical factor in our decision to become part of PBiz.”

For the twelve months ended December 31, 2005, Goldleaf had unaudited revenues in excess of $10 million.

About Goldleaf Technologies

Brentwood, TN-based Goldleaf Technologies, Inc. is a privately held financial services company offering Web-based ACH, check conversion, and remote deposit solutions as well as dynamic, feature-rich websites and intranets for community financial institutions. Goldleaf’s e-payments solutions help financial institutions attract and retain profitable customers, increase core deposits, and generate recurring fee income. Goldleaf serves over 2,500 financial institutions nationwide. For more information about Goldleaf please call (877) 999-BANC or visit us on the web at www.goldleaf.com

About PBiz

Private Business, Inc. (PBiz) offers a fully-featured strategic product suite that provides core data processing, along with accounts receivable financing, Internet banking, cash management, CRM/business intelligence, financial accounting tools, Check 21 compliance, electronic image/item processing, and online debt collections.  PBiz believes its full suite of products and services will allow financial institutions and their small-to-medium sized business customers to better compete in today’s aggressive financial services marketplace, and grow their trusted financial relationships, while providing increased profitability through the efficient use of technology and an expanded community presence.

For more information about PBiz, or its line of products for financial institutions, please visit us on the web at www.pbizinc.com or contact marketing via email at pbiz@pbizinc.com or call, 800-235-5584.

Safe Harbor Statement

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the company is unable to predict or control, that may cause the company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the company’s ability to close the Goldleaf acquisition as planned, to achieve its growth plans and to identify, complete, or integrate acquisitions. These risks and uncertainties are in addition to other factors detailed from time to time in the company’s filings with the Securities and Exchange Commission. The details of the Goldleaf acquisition will be detailed in the companies 8K filing with the Securities and Exchange Commission. The company cautions investors that any forward-looking statements made by the company are not necessarily indicative of future performance. The company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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